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                                    EXHIBIT 5

               Opinion of Counsel, David Wagner & Associates, P.C.

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                         DAVID WAGNER & ASSOCIATES, P.C.
                        ATTORNEYS AND COUNSELLORS AT LAW
                            8400 EAST PRENTICE AVENUE
                                 PENTHOUSE SUITE
                           ENGLEWOOD, COLORADO  80111
                            TELEPHONE (303) 793-0304
                            FACSIMILE (303) 771-4562



                                January 25, 1996



Board of Directors
AGTsports, Inc.
6890 South Tucson Way
Suite #202
Englewood,  Colorado  80110


Gentlemen:

OPINION OF COUNSEL

     We have acted as counsel to AGTsports, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act of 1933, as amended, of the 1,600,000 shares of the Company's common stock, $0.001 par value per share (the "Shares") pursuant to the AGT Employees Compensation Plan dated December 1, 1995, (the "Plan"). As such, we have examined the Registration Statement, the Company's Articles of Incorporation and Bylaws, as amended, and minutes of meetings of its Board of Directors.

     Based upon the foregoing, and assuming that Shares will be issued as set forth in the Plan, and Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the Plan Beneficiary, once issued pursuant to the Plan as described in the Registration Statement.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.

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Board of Directors
AGTsports, Inc.
Page 2



CONSENT:

     We consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to our firm in the Form S-8 Registration Statement.

                                   Very truly yours,
                                   DAVID WAGNER & ASSOCIATES, P.C.


                                   ///David Wagner & Associates, P.C.///